Malibu Boats, Inc. Engine Vertical Integration Initiative Project Overview November 2016

Safe Harbor Statement This presentation includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and includes the statement in this presentation regarding the expected timeline for integrating the engines into Malibu and Axis boats, the expected payback period for the investment in the engine development initiative, and the expected financial returns to Adjusted EBITDA and earnings per share of the vertical integration effort. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: our ability to efficiently integrate the marinization of engines into our production process, general industry, economic and business conditions, demand for our products, changes in consumer preferences, competition within our industry, our reliance on our network of independent dealers, our ability to manage our manufacturing levels and our large fixed cost base, the successful introduction of our new products, and other factors affecting us detailed from time to time in our filings with the Securities and Exchange Commission. Many of these risks and uncertainties are outside our control, and there may be other risks and uncertainties which we do not currently anticipate because they relate to events and depend on circumstances that may or may not occur in the future. Although we believe that the expectations reflected in any forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that our expectations will be achieved. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue because of subsequent events, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data. 2

Strategic Rationale • Next step in Malibu’s vertical integration strategy – Largest dollar procured part – More direct control around product path – design, innovation, calibration, integration – Firmer control on supply chain – Contracted supply – Follows historical success in towers and trailers • We control the design, supply chain, production and quality and have been able to create a better value and competitive advantage – Groundwork for long-term competitive advantages and differentiation of our product – Better value to our customers • Partner direct with block supplier – Long-time, multi-decade industry supplier of engine blocks – Dedicated marine group – No third party limitations or competitive boat builder considerations

Execution Plan • 2-plus year project plan to launch engine marinization – Building adjacent to our facility has been acquired – Engine block supply agreement has been executed – Next major phases are engine marinization design/testing and facility modification • Attracted seasoned team to deliver engine initiative – Program leader has executed this strategy before • Led the creation/development of engines for the startup supplier to our major competitor – Using both internal and external resources • Drivetrain engineers on staff, plus more staff to be added • Partnering with premier engine development engineering firms • Current supply contracted – Through model year 2018 with options on 2019 – Consistent communication with existing suppliers gives them visibility into our plans and timelines

Financial Overview • Expected total investment up to $18 million over the next three years, split between – Capital investment • Building – purchased for ~$3 million • Capital improvements • Equipment • Tooling – Startup spend • Pre-production salaries • Engineering services • Prototyping • Customer service / transition support • Not able to be capitalized, but clearly one-time spend and non-recurring – Will be presented as addbacks to Adjusted EBITDA – Anticipated to be financed through cash on hand and from operations

Financial Overview

- The table below lays out our cash outlay expectations

	FY2016	Beyond	Total
Capital Expenditures	~$6MM	~$4MM	~$10MM
Startup Spend	>$3MM	~$5MM	~$8MM
Total	$9MM	$9MM	$18MM

- Target return profile
  - Approximately 200 basis points of Adjusted EBITDA margin expansion
  - Up to 10% accretive to EPS in first fully operational year
  - About a 3-year payback

Final Thoughts • Significant long-term strategic benefits • Sound execution plan with experienced personnel and with minimal risk • Attractive target return on investment • Capital outlay is not expected to prevent other strategic actions